UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 24, 2013

LUCID, INC.

(Exact name of registrant as specified in its charter)

New York	001-35379	16-1406957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

95 Methodist Hill Drive, Suite 500, Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (585) 239-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 24, 2013, Lucid, Inc. (the “Company”) closed the $5.0 million term loan (the “2013 Term Loan”) borrowed from Northeast LCD Capital, LLC, an affiliate of the Company, pursuant to an Intercreditor and Participation Agreement (the “Agreement”) made under Provision “2.2(“Term Loans”)(b)” of the Loan and Security Agreement dated July 5, 2012 (the “Loan and Security Agreement”).

As previously reported in the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 20, 2013 (the “Quarterly Report”), the Company reached the Agreement on the 2013 Term Loan on May 20, 2013. The 2013 Term Loan is evidenced by a Subsequent Term Note. The 2013 Term Loan matures on November 20, 2014 and is payable upon maturity. The Company may prepay the 2013 Term Loan at any time. The 2013 Term Loan bears interest at a rate of 7% per annum and is secured by all of the Company’s assets. The 2013 Term Loan contains, among other customary events of default, a cross default provision with the existing 2012 Term Loan made under the Loan and Security Agreement.

The foregoing description of the 2013 Term Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the Subsequent Term Note and the Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to the Quarterly Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Subsequent Term Note, dated as of May 20, 201 3 , issued by Lucid, Inc. to Northeast LCD Capital, LLC (Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the SEC on May 20, 2013)
10.2	Intercreditor and Participation Agreement, dated as of May 20, 201 3 , by and between Lucid, Inc. and Northeast LCD Capital, LLC (Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed with the SEC on May 20, 2013)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCID, INC.

Date: May 29, 2013	By:	/s/ Richard J. Pulsifer
Richard J. Pulsifer
Chief Financial Officer